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                              EXHIBIT 21.1

               List of Subsidiaries of Belden Inc.

 Belden Wire & Cable Company     (Incorporated in Delaware)

 Belden (Canada) Inc.            (Incorporated in Ontario,
                                  Canada)

 Belden International, Inc.      (Incorporated in Delaware)

 Belden Electronics S.a.r.l.     (Incorporated in France)

 Belden Electronics GmbH         (Incorporated in Germany)

 Belden UK Limited               (Incorporated in the United
                                  Kingdom)

 Belden Foreign Sales            (Incorporated in Barbados)
  Corporation

 Belden Holdings, Inc.           (Incorporated in Delaware)

 Belden Europe B.V.              (Incorporated in The
                                  Netherlands)

 Belden Wire & Cable B.V.        (Incorporated in The
                                  Netherlands)

 Grupo Belden Mexicana           (Incorporated in Mexico)
  S.A. de C.V.

 Belden Electronics,             (Incorporated in Mexico)
  S.A. de C.V.

 Belden Brasil Comercial LTDA    (Incorporated in Brazil)